UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2026

(Date of earliest event reported)

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421

(Address of principal executive offices)

(Zip Code)

(336) 664-1233

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

In connection with the previously announced (i) proposed merger of Comet Acquisition Corp., a wholly owned subsidiary of Skyworks Solutions, Inc. (“Skyworks”), with and into Qorvo, Inc. (the “Company”) (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Skyworks and (ii) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, the proposed merger of the Company with and into Comet Acquisition II, LLC, a wholly owned subsidiary of Skyworks (the “Second Merger” and, together with the First Merger, the “Mergers”), with such subsidiary continuing as the surviving entity in the Second Merger and a wholly-owned subsidiary of Skyworks, Skyworks is offering to exchange (the “Exchange Offers”) (i) any and all outstanding 4.375% Senior Notes due 2029 issued by the Company (the “2029 Company Notes”) for up to $850 million aggregate principal amount of new 4.375% Senior Notes due 2029 issued by Skyworks and (ii) any and all outstanding 3.375% Senior Notes due 2031 issued by the Company (the “2031 Company Notes” and, together with the 2029 Company Notes, the “Company Notes”) for up to $700 million aggregate principal amount of new 3.375% Senior Notes due 2031 issued by Skyworks, pursuant to the terms and conditions set forth in Skyworks’ Registration Statement on Form S-4 (File No. 333-296084), filed with the U.S. Securities and Exchange Commission on May 20, 2026 and declared effective on May 29, 2026 (the “Registration Statement”), and the related Prospectus/Offers to Exchange dated May 29, 2026, each as may be amended or supplemented from time to time.

In conjunction with the Exchange Offers, Skyworks, on behalf of the Company, (i) solicited consents from holders of the 2029 Company Notes (“2029 Consents”) to adopt certain proposed amendments to the base indenture, dated as of September 30, 2019, by and among the Company, the guarantors party thereto (the “2029 Guarantors”) and Computershare Trust Company, N.A., as successor trustee to MUFG Union Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture thereto, dated December 20, 2019, and by the second supplemental indenture thereto, dated June 11, 2020 (as amended and supplemented, the “2029 Indenture”), governing the 2029 Company Notes to, among other changes, eliminate substantially all of the restrictive covenants, certain affirmative covenants and certain events of default (the “2029 Proposed Amendments”) and (ii) solicited consents from holders of the 2031 Company Notes (“2031 Consents” and, together with the 2029 Consents, the “Consents”) to adopt certain proposed amendments to the base indenture, dated as of September 29, 2020 (the “2031 Indenture”), by and among the Company, the guarantors party thereto (the “2031 Guarantors”) and the Trustee, governing the 2031 Company Notes to, among other changes, eliminate substantially all of the restrictive covenants, certain affirmative covenants and certain events of default (the “2031 Proposed Amendments” and, together with the 2029 Proposed Amendments, the “Proposed Amendments”). As of June 11, 2026, the Company received the requisite number of Consents to adopt the Proposed Amendments with respect to each series of Company Notes.

On June 11, 2026, the Company entered into a third supplemental indenture to the 2029 Indenture, dated as of June 11, 2026 (the “2029 Third Supplemental Indenture”), by and among the Company, the 2029 Guarantors and the Trustee, giving effect to the 2029 Proposed Amendments. On June 11, 2026, the Company entered into a first supplemental indenture to the 2031 Indenture, dated as of June 11, 2026 (the “2031 Supplemental Indenture” and, together with the 2029 Third Supplemental Indenture, the “Supplemental Indentures”), by and among the Company, the 2031 Guarantors and the Trustee, giving effect to the 2031 Proposed Amendments.

The 2029 Third Supplemental Indenture is effective and constitutes a binding agreement among the Company, the 2029 Guarantors and the Trustee. The 2031 Supplemental Indenture is effective and constitutes a binding agreement among the Company, the 2031 Guarantors and the Trustee. However, the Proposed Amendments with respect to each series of Company Notes will not become operative until (i) immediately prior to the consummation of the Mergers or (ii) immediately upon the settlement of the Exchange Offer for such series of Company Notes, depending on the specific amendment, and will cease to be operative if the Mergers are not consummated.

The 2029 Third Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The 2031 Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of June 11, 2026, by and among Qorvo Inc., the guarantors party thereto and Computershare Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated as of June 11, 2026, by and among Qorvo Inc., the guarantors party thereto and Computershare Trust Company, N.A., as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Grant A. Brown
Grant A. Brown
Senior Vice President and Chief Financial Officer

Date: June 11, 2026

[Signature Page to Form 8-K]